Exhibit 99.1

GCI REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS
Consolidated Revenue of $234 million
Adjusted EBITDA of $79 million

August 2, 2016, Anchorage, Alaska - General Communication, Inc. (“GCI”) (NASDAQ: GNCMA) announces its results for the second quarter of 2016.
Operating and Financial Highlights

Revenues in the first quarter were $234 million, down six percent or $14 million compared with the same period in 2015, and up $3 million or one percent sequentially. Growth in GCI Business revenues were offset by anticipated year-over-year declines in wireless roaming and backhaul revenues. As previously reported, GCI recently entered into long-term roaming and backhaul agreements that smooth roaming and backhaul revenues more evenly throughout the year and over the life of our contracts, which makes year-over-year comparisons less meaningful this year.

Adjusted EBITDA in the second quarter was $79 million, down $9 million or ten percent when compared with the second quarter of 2015 and up $1 million or one percent over the first quarter of 2016. The year-over-year decline in Adjusted EBITDA is due primarily to our roaming and backhaul agreements and spending related to our new billing system.
Updates

Alaska Fiscal Situation Update: The state government has not been able to adopt a workable long term fiscal plan in 2016. As a result, we have announced that we will be reducing 2017 capital expenditures by 20 to 25 percent from our 2016 forecast of $210 million. This implies 2017 capital expenditures of $158 to $168 million.
Fiber Acquisition: On July 29th, we executed a Membership Interest Purchase Agreement to acquire Kodiak Kenai Cable Company, the owner of the Kodiak Kenai Fiber Link (KKFL), for $20 million. KKFL is the only low-latency redundant fiber link between Anchorage, the Kenai Peninsula and Kodiak and ensures GCI has diverse, protected network capacity to these markets to support our current and future broadband requirements. Closing is subject to the usual regulatory approvals.

Tower Sale: Our previously announced agreement to sell our urban wireless tower and rooftop sites to Vertical Bridge closed on August 1st. We received proceeds of approximately $90 million in the transaction.

Wireless
Wireless segment revenues were $54 million for the quarter, a $14 million or 21 percent decline year-over-year and a $2 million or five percent gain sequentially. The year-over-

year decline is driven primarily by our long-term roaming and backhaul agreements. The sequential gain is due to new non-cash wireless license amortization which is accompanied by an equivalent increase in COGS.
Wireless segment Adjusted EBITDA, which includes a $7.5 million adjustment for cash received from our new roaming agreements, was $40 million for the quarter, declining 12 percent over the second quarter of 2015 and was flat compared with the first quarter of 2016. The year-over-year decline in Adjusted EBITDA was a result of our roaming and backhaul agreements. These agreements have eliminated most of the seasonality in this business.
The wireless segment revenue detail is as follows:

($ millions)	2Q16	2Q15	1Q16
Wholesale Wireless	17	21	18
Roaming and Backhaul	23	34	20
USF Support	14	13	13
Total Wireless Revenue	54	68	51

Wireline
Wireline segment revenues of $180 million for the second quarter were flat, both sequentially and year-over-year. Declines in voice, video, and wireless were offset by gains in data.
Adjusted EBITDA for the quarter was $39 million, down $4 million or eight percent year-over-year and up $1 million or two percent from the previous quarter. The year-over-year decline was a result of increased SG&A costs associated with our billing system project and allocation changes between segments.
Wireline - Consumer
Consumer revenues of $84 million in the second quarter are down $5 million or six percent year-over-year and down $1 million or one percent sequentially. Wireless revenues were down $5 million year-over-year as we experienced ARPU compression associated with shifting the mix of our business to selling more equipment installment plans rather than subsidized handsets. Also affecting the year-over-year results was the loss of 2,900 video subscribers that drove revenues down by $2 million as subscribers migrate away from linear video. This was offset by a gain of 4,700 cable modem subscribers and a five percent increase in data ARPUs, which increased revenue by $3 million.
Total wireless subscribers were up 2,900 for the quarter on strong seasonal prepaid wireless growth. Consumer cable modems were down 800 in the seasonally challenged second quarter.

Wireline - GCI Business
GCI Business is our new customer group, formed from the previous Business Services and Managed Broadband groups. Martin Cary, formerly our Vice President of Managed Broadband, has been promoted to Senior Vice President and General Manager of GCI Business where he will manage the integration of the various components into the new unit.
GCI Business revenues were $96 million for the quarter. This is up $6 million or six percent compared with the same period in 2015 and up $1 million or one percent sequentially. Growth in data revenue on the TERRA network was slightly offset by downward pressure in the oil and gas sector, particularly in our time and materials business.
SG&A

SG&A expenses were $88 million during the quarter, up $5 million or six percent over last year and flat sequentially. Progress towards our billing system conversion is on track, and spending associated with this project is reflected in the year-over-year increase in SG&A.

Other Events

GCI repurchased 0.5 million shares of its Class A common stock during the second quarter at a cost of $8 million, or $16.09 per share.
Capital expenditures for the quarter totaled $50 million, bringing the total for the year to $84 million.
2016 Guidance
GCI reiterates the following guidance for 2016:

•	Revenue is expected to be between $930 million and $980 million in 2016.

•	Adjusted EBITDA is expected to be between $295 million and $325 million.

•	Capital expenditures are expected to be approximately $210 million.

Use of Non-GAAP Measure

Adjusted EBITDA is presented herein and is a non-GAAP measure. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

Conference Call

The company will hold a conference call to discuss the financial results on Wednesday, August 3rd, at 2:00 p.m. (Eastern). To access the call, call the conference operator between 1:45-2:00 p.m. (Eastern) at 844-850-0551 (International callers should dial +1-412-902-4197) and identify your call as “GCI”.

In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to gci.com and follow the instructions.
A replay of the call will be available for 72-hours by dialing 877-344-7529, access code 10089273 (International callers should dial +1-412-317-0088).
Forward-Looking Statement Disclosure
The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward-looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
About GCI
GCI is the largest Alaska-based and operated, integrated telecommunications provider, offering wireless, voice, data, and video services statewide. Learn more about GCI at www.gci.com.
Contacts:
Investors: Kyle Jones, 907.868.7105, kjones@gci.com
Media: David Morris, 907.868.5396, dmorris@gci.com

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GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	June 30,	December 31,
ASSETS	2016	2015
Current assets:
Cash and cash equivalents	$11,329	26,528

Receivables	221,787	208,384
Less allowance for doubtful receivables	2,392	3,630
Net receivables	219,395	204,754

Prepaid expenses	17,406	12,862
Inventories	10,577	11,322
Other current assets	180	3,129
Total current assets	258,887	258,595

Property and equipment	2,453,655	2,384,530
Less accumulated depreciation	1,369,634	1,290,149
Net property and equipment	1,084,021	1,094,381

Goodwill	239,263	239,263
Cable certificates	191,635	191,635
Wireless licenses	92,347	86,347
Other intangible assets, net of amortization	70,091	69,290
Other assets	30,980	27,429
Total other assets	624,316	613,964
Total assets	$1,967,224	1,966,940

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	June 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2016	2015
Current liabilities:
Current maturities of obligations under long-term debt and capital leases	$12,356	12,050
Accounts payable	47,542	63,014
Deferred revenue	34,340	34,128
Accrued payroll and payroll related obligations	29,764	31,337
Accrued liabilities	24,354	22,822
Accrued interest (including $2,304 and $5,132 to a related party at June 30, 2016 and December 31, 2015, respectively)	10,834	13,655
Subscriber deposits	1,035	1,242
Total current liabilities	160,225	178,248

Long-term debt, net (including $55,689 and $54,810 to a related party at June 30, 2016 and December 31, 2015, respectively)	1,344,913	1,329,396
Obligations under capital leases, excluding current maturities (including $1,797 and $1,824 due to a related party at June 30, 2016 and December 31, 2015, respectively)	55,065	59,651
Deferred income taxes	111,301	106,145
Long-term deferred revenue	114,705	93,427
Other liabilities (including $21,780 and $32,820 for derivative stock appreciation rights with a related party at June 30, 2016 and December 31, 2015, respectively)	72,695	80,812
Total liabilities	1,858,904	1,847,679

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 34,991 and 35,593 shares at June 30, 2016 and December 31, 2015, respectively; outstanding 34,965 and 35,567 shares at June 30, 2016 and December 31, 2015, respectively	—	—
Class B. Authorized 10,000 shares; issued and outstanding 3,154 at June 30, 2016 and December 31, 2015; convertible on a share-per-share basis into Class A common stock	2,664	2,664
Less cost of 26 Class A common shares held in treasury at June 30, 2016 and December 31, 2015	(249)	(249)
Paid-in capital	11,746	6,631
Retained earnings	63,395	79,217
Total General Communication, Inc. stockholders' equity	77,556	88,263
Non-controlling interests	30,764	30,998
Total stockholders’ equity	108,320	119,261
Total liabilities and stockholders’ equity	$1,967,224	1,966,940

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in thousands, except per share amounts)	2016	2015	2016	2015
Revenues:
Non-related party	$233,766	247,528	464,864	473,334
Related party	—	—	—	5,283
Total revenues	233,766	247,528	464,864	478,617

Cost of goods sold (exclusive of depreciation and amortization shown separately below):
Non-related party	78,141	79,256	154,432	153,143
Related party	—	—	—	881
Total cost of goods sold	78,141	79,256	154,432	154,024

Selling, general and administrative expenses:
Non-related party	88,022	83,047	175,668	166,435
Related party	—	—	—	540
Total selling, general and administrative expenses	88,022	83,047	175,668	166,975

Depreciation and amortization expense	48,072	45,171	95,214	90,406
Software impairment charge	—	851	—	27,268
Operating income	19,531	39,203	39,550	39,944

Other income (expense):
Interest expense (including amortization of deferred loan fees)	(19,362)	(20,605)	(38,533)	(40,453)
Related party interest expense	(1,846)	(1,795)	(3,677)	(2,932)
Derivative instrument unrealized income (loss) with related party	6,510	(2,950)	11,040	(5,070)
Loss on extinguishment of debt	—	(27,700)	—	(27,700)
Impairment of equity method investment	—	(12,593)	—	(12,593)
Other	587	4,390	1,089	1,243
Other expense, net	(14,111)	(61,253)	(30,081)	(87,505)

Income (loss) before income taxes	5,420	(22,050)	9,469	(47,561)
Income tax (expense) benefit	(2,122)	6,293	(5,189)	13,079
Net income (loss)	3,298	(15,757)	4,280	(34,482)

Net income (loss) attributable to non-controlling interests	(117)	(130)	(234)	414
Net income (loss) attributable to General Communication, Inc.	$3,415	(15,627)	4,514	(34,896)

Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$0.09	(0.41)	0.12	(0.90)
Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$0.09	(0.41)	0.12	(0.90)
Diluted net loss attributable to General Communication, Inc. common stockholders per Class A common share	$(0.01)	(0.41)	(0.05)	(0.90)
Diluted net loss attributable to General Communication, Inc. common stockholders per Class B common share	$(0.01)	(0.41)	(0.05)	(0.90)
Common shares used to calculate Class A basic EPS	33,308	34,887	33,502	35,548
Common shares used to calculate Class A diluted EPS	37,100	38,046	37,427	38,707

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Second Quarter 2016			Second Quarter 2015
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$53,875	17,973	71,848	67,940	22,952	90,892
Data	—	108,007	108,007	—	98,895	98,895
Video	—	31,645	31,645	—	33,542	33,542
Voice	—	22,266	22,266	—	24,199	24,199
Total	53,875	179,891	233,766	67,940	179,588	247,528

Cost of goods sold	17,081	61,060	78,141	18,335	60,921	79,256

Contribution	36,794	118,831	155,625	49,605	118,667	168,272

Less SG&A	(4,171)	(83,851)	(88,022)	(4,032)	(79,015)	(83,047)
Plus cash received in excess of revenue recognized for long-term roaming arrangements	7,500	—	7,500	—	—	—
Plus share-based compensation	—	2,683	2,683	—	2,613	2,613
Plus accretion	211	231	442	154	197	351
Other	—	812	812	—	(188)	(188)
Adjusted EBITDA	$40,334	38,706	79,040	45,727	42,274	88,001

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Second Quarter 2016			First Quarter 2016
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$53,875	17,973	71,848	51,462	16,798	68,260
Data	—	108,007	108,007	—	106,971	106,971
Video	—	31,645	31,645	—	33,409	33,409
Voice	—	22,266	22,266	—	22,458	22,458
Total	53,875	179,891	233,766	51,462	179,636	231,098

Cost of goods sold	17,081	61,060	78,141	15,032	61,259	76,291

Contribution	36,794	118,831	155,625	36,430	118,377	154,807

Less SG&A	(4,171)	(83,851)	(88,022)	(4,011)	(83,635)	(87,646)
Plus cash received in excess of revenue recognized for long-term roaming arrangements	7,500	—	7,500	7,500	—	7,500
Plus share-based compensation	—	2,683	2,683	—	2,327	2,327
Plus accretion	211	231	442	145	247	392
Other	—	812	812	—	726	726
Adjusted EBITDA	$40,334	38,706	$79,040	40,064	38,042	78,106

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$105,337	34,771	140,108	127,144	41,156	168,300
Data	—	214,978	214,978	—	195,341	195,341
Video	—	65,054	65,054	—	67,181	67,181
Voice	—	44,724	44,724	—	47,795	47,795
Total	105,337	359,527	464,864	127,144	351,473	478,617

Cost of goods sold	32,113	122,319	154,432	35,866	118,158	154,024

Contribution	73,224	237,208	310,432	91,278	233,315	324,593

Less SG&A	(8,182)	(167,486)	(175,668)	(8,534)	(158,441)	(166,975)
Plus cash received in excess of revenue recognized for long-term roaming arrangements	15,000	—	15,000	—	—	—
Plus share-based compensation	—	5,010	5,010	—	5,414	5,414
Plus accretion	356	478	834	370	431	801
Other	—	1,538	1,538	—	(529)	(529)
Adjusted EBITDA	$80,398	76,748	157,146	83,114	80,190	163,304

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Thousands)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2016	2015	2016	2016	2015
Net income (loss)	$3,298	(15,757)	982	4,280	(34,482)
Income tax expense (benefit)	2,122	(6,293)	3,067	5,189	(13,079)
Income (loss) before income taxes	5,420	(22,050)	4,049	9,469	(47,561)

Other (income) expense:
Interest expense (including amortization of deferred loan fees)	19,362	20,605	19,171	38,533	40,453
Related party interest expense	1,846	1,795	1,831	3,677	2,932
Derivative instrument unrealized (income) loss with related party	(6,510)	2,950	(4,530)	(11,040)	5,070
Loss on extinguishment of debt	—	27,700	—	—	27,700
Investments, net	—	12,593	—	—	12,593
Other	(587)	(4,390)	(502)	(1,089)	(1,243)
Other expense, net	14,111	61,253	15,970	30,081	87,505

Operating income	19,531	39,203	20,019	39,550	39,944
Plus depreciation and amortization expense	48,072	45,171	47,142	95,214	90,406
Plus software impairment charge	—	851	—	—	27,268
Plus cash received in excess of revenue recognized for long-term roaming arrangements	7,500	—	7,500	15,000	—
Plus share-based compensation expense	2,683	2,613	2,327	5,010	5,414
Plus accretion expense	442	351	392	834	801
Other	812	(188)	726	1,538	(529)
Adjusted EBITDA (Note 1)	$79,040	88,001	78,106	157,146	163,304

Note:
(1) Earnings plus cash received in excess of revenue recognized for long-term fixed roaming arrangements and imputed interest on financed devices before:
•Net interest expense,
•Income taxes,
•Depreciation and amortization expense,
•Loss on extinguishment of debt,
•Software impairment charge,
•Derivative instrument unrealized income (loss),
•Share-based compensation expense,
•Accretion expense,
•Loss attributable to non-controlling interest resulting from NMTC transactions,
•Gains and impairment losses on equity and cost method investments, and
•Other non-cash adjustments.

Adjusted EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses Adjusted EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes

Adjusted EBITDA is useful to investors and other users of our financial information in understanding and evaluating operating performance as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
WIRELINE SEGMENT SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	Second Quarter 2016			Second Quarter 2015
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$15,651	2,322	17,973	20,705	2,247	22,952
Data	34,818	73,189	108,007	32,034	66,861	98,895
Video	26,813	4,832	31,645	28,921	4,621	33,542
Voice	6,764	15,502	22,266	7,729	16,470	24,199
Total	$84,046	95,845	179,891	89,389	90,199	179,588

(Amounts in thousands)
	Second Quarter 2016			First Quarter 2016
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$15,651	2,322	17,973	14,538	2,260	16,798
Data	34,818	73,189	108,007	34,960	72,011	106,971
Video	26,813	4,832	31,645	28,347	5,062	33,409
Voice	6,764	15,502	22,266	7,042	15,416	22,458
Total	$84,046	95,845	179,891	84,887	94,749	179,636

(Amounts in thousands)
	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$30,189	4,582	34,771	37,115	4,041	41,156
Data	69,778	145,200	214,978	63,306	132,035	195,341
Video	55,160	9,894	65,054	58,146	9,035	67,181
Voice	13,806	30,918	44,724	15,530	32,265	47,795
Total	$168,933	190,594	359,527	174,097	177,376	351,473

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				June 30, 2016		June 30, 2016
				as compared to		as compared to
	June 30,	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2016	2015	2016	2015	2016	2015	2016
Wireline Segment
Consumer
Data
Cable modem subscribers	127,000	122,300	127,800	4,700	(800)	3.8%	(0.6)%
Video
Basic subscribers	110,000	112,900	112,200	(2,900)	(2,200)	(2.6)%	(2.0)%
Digital programming tier subscribers	55,600	60,000	57,700	(4,400)	(2,100)	(7.3)%	(3.6)%
HD/DVR converter boxes	117,800	108,300	117,700	9,500	100	8.8%	0.1%
Homes passed	249,500	249,600	253,100	(100)	(3,600)	—%	(1.4)%
Voice
Local access lines in service	49,500	52,000	50,100	(2,500)	(600)	(4.8)%	(1.2)%
Business
Data
Cable modem subscribers	13,000	14,400	12,800	(1,400)	200	(9.7)%	1.6%
Voice
Local access lines in service	46,200	47,200	46,400	(1,000)	(200)	(2.1)%	(0.4)%
Consumer and Business Combined
Wireless
Consumer Lifeline lines in service	28,400	28,400	28,000	—	400	—%	1.4%
Consumer prepaid lines in service	27,900	26,700	23,900	1,200	4,000	4.5%	16.7%
Consumer postpaid lines in service	143,900	151,800	145,400	(7,900)	(1,500)	(5.2)%	(1.0)%
Business postpaid lines in service	27,900	29,200	28,700	(1,300)	(800)	(4.5)%	(2.8)%
Total wireless lines in service	228,100	236,100	226,000	(8,000)	2,100	(3.4)%	0.9%

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				June 30, 2016		June 30, 2016
	Three Months Ended			as compared to		as compared to
	June 30,	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2016	2015	2016	2015	2016	2015	2016
Wireline segment
Consumer
Video
Average monthly revenue per subscriber	$80.38	$84.60	$83.53	$(4.22)	$(3.15)	(5.0)%	(3.8)%

Combined Consumer and Business
Data
Average monthly revenue per cable modem subscriber	$88.32	$83.93	$87.81	$4.39	$0.51	5.2%	0.6%

Wireless
Average monthly revenue per subscriber	$39.22	$47.26	$40.06	$(8.04)	$(0.84)	(17.0)%	(2.1)%